As filed with the Securities and Exchange Commission on July 2, 1996.

                                             Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       -----------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
       -----------------------------------------------------------------

                             WOODROAST SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

          MINNESOTA                                    41-1563961
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        10250 VALLEY VIEW ROAD, SUITE 145
                          EDEN PRAIRIE, MINNESOTA 55344
          (Address of principal executive offices, including Zip Code)

                             WOODROAST SYSTEMS, INC.
                                 1994 STOCK PLAN
                            (Full title of the plan)

             SHELDON F. JACOBS                               Copy to:
    PRESIDENT, CHIEF EXECUTIVE OFFICER                  TREVOR V. GUNDERSON
        AND CHIEF FINANCIAL OFFICER                    WINTHROP & WEINSTINE
          WOODROAST SYSTEMS, INC.                    3000 DAIN BOSWORTH PLAZA
     10250 VALLEY VIEW ROAD, SUITE 145                 60 SOUTH SIXTH STREET
       EDEN PRAIRIE, MINNESOTA 55344               MINNEAPOLIS, MINNESOTA 55402
  (Name and address of agent for service)                 (612) 347-0700

                                 (612) 944-5113
          (Telephone number, including area code, of agent for service)

                  Approximate date of commencement of proposed
            sale: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         PROPOSED             PROPOSED
        TITLE OF                                         MAXIMUM              MAXIMUM
       SECURITIES                  AMOUNT                OFFERING            AGGREGATE             AMOUNT OF
          TO BE                    TO BE                  PRICE               OFFERING            REGISTRATION
       REGISTERED                REGISTERED           PER SHARE (1)          PRICE (1)                FEE
- -------------------------------------------------------------------------------------------------------------------
      Common Stock,            250,000 shares             $7.81              $1,953,125             $673.50
     $.005 par value
- -------------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the quotations for such Common Stock on June 28, 1996, as reported on the NASDAQ Small-Cap Market.
===================================================================================================================



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 which contains audited financial statements for the year ended December 31, 1995.

     b. The Company's Proxy Statement dated April 29, 1996 for the 1996 Annual Meeting of Shareholders.

     c. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

     d. All other reports filed by the Company with the Securities and Exchange Commission since December 31, 1995, pursuant to Sections 13 or 15(d) of the Exchange Act.

     e. Description of the Company's Securities, contained in the Company's Registration Statement on Form SB-2 (Registration No. 33-75152C), as incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission.

     f. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The common stock, $.005 par value, (the "Common Stock") of the Company offered pursuant to this registration statement is registered under Section 12(g) of the Securities Exchange Act of 1934. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3.c. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      The Bylaws of the Company provide that the directors, officers, committee members, of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Statutes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION                                                       PAGE

5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1 Consent of Lund Koehler Cox and Company, PLLP, independent public accountants

23.2     Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as
         Exhibit 5.1].

24.1     Powers of Attorney [included as part of signature page].



ITEM 9.  UNDERTAKINGS.

(A)   RULE 415 OFFERING.

      The undersigned small business issuer will:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(B)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(H) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on July 1, 1996.


                             WOODROAST SYSTEMS, INC.



                            By /s/ Sheldon F. Jacobs
                                   Sheldon F. Jacobs,
                                   President, Chief Executive Officer
                                   and Chief Financial Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Sheldon F. Jacobs such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                       TITLE                                        DATE


 /s/ Sheldon F. Jacobs                          President, Chief Executive Officer,          July 1, 1996
Sheldon F. Jacobs                               Chief Financial Officer and Director


 /s/ Lee M. Cohn                                Director                                     July 1, 1996
- ----------------------------------------
Lee M. Cohn


 /s/ Byron L. Frank                             Director                                     July 1, 1996
- ----------------------------------------
Byron L. Frank


MPLS:85572


                     WINTHROP & WEINSTINE, P.A. Exhibit 5.1
                            3000 Dain Bosworth Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 347-0700

                                  July 1, 1996

Woodroast Systems, Inc.
10250 Valley View Road, Suite 145
Eden Prairie, Minnesota 55344

Re:   Registration Statement on Form S-8
      Woodroast Systems, Inc. 1994 Stock Plan 250,000 Shares

Gentlemen:

We have acted as legal counsel for Woodroast Systems, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 250,000 shares (the "Shares") of common stock, par value $.005 per share (the "Common Stock"), to be issued under the Woodroast Systems, Inc. 1994 Stock Plan, in the manner set forth in the Registration Statement and the Prospectus.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By - /s/ Eric O. Madson
      Eric O. Madson